UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 18, 2004	000-31267
Date of Report (Date of earliest event reported)	Commission File Number

IWT TESORO CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	91-2048019
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

191 Post Road West, Suite 10, Westport, CT  06880

(Address of Principal Executive Offices) (Zip Code)

(203) 271-2770

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing requirements of the registration under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d=2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4( c) under the Exchange Act (17 CFR 240.13e-4(  c))

ITEM 8.01.            OTHER EVENTS

The Board of Directors of IWT Tesoro Corporation (the “Company”) has approved amendments to the Company’s Insider Trading Policy to permit the Company’s employees, officers and directors to enter into written trading plans in compliance with SEC Rule 10b5-1. The Company anticipates that, as permitted by the Company’s policies and procedures concerning insider trading as amended, some or all of its officers, directors and other insiders may enter into Rule 10b5-1 compliant trading plans from time to time, and may purchase or sell the Company’s common stock pursuant to such plans.

Joseph A. Equale, an independent Director of the Company, has advised Tesoro that he has entered into such a Rule 10b5-1 plan providing for the sale of up to 5000 shares of the Company’s common stock on specific dates between October 15, 2004 and March 31, 2005 at a price not less than $2.50 per share, as specified in his plan in order to diversify some of his financial assets for tax planning and estate planning purposes.  The plan also provides for the exercise of stock options held by Mr. Equale and the sale of the underlying shares of common stock, based on the market price of such common stock and subject to specified limitations. This plan was established outside of the “blackout period” imposed by the Company’s policies and procedures concerning insider trading. In addition, Mr. Equale has informed the Company that he will publicly disclose any stock sales through Form 144 and Form filings as required by the securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 22, 2004	IWT TESORO CORPORATION

/s/ Henry J. Boucher, Jr., President
By: Henry J. Boucher, Jr., President